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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement Inc. on Form N-1A of our report dated November 5, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of Strong Schafer Value Fund, Inc. which is also incorporated by reference to the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
January 28, 2000